EXHIBIT 21


                         RESORTQUEST INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)
                                  SUBSIDIARIES
                             (AS OF MARCH 10, 1999)

                                                            STATE/COUNTRY
ENTITY                                                      OF FORMATION

570667 British Columbia, Ltd.                               British Columbia, Canada
Abbott & Andrews Realty, Inc.                               Florida
Abbott Realty Services, Inc.                                Florida
Abbott Resorts, Inc.                                        Florida
B & B on the Beach, Inc.                                    Delaware
Brindley & Brindley Realty & Development, Inc.              North Carolina
Coastal Resorts Management, Inc.                            Delaware
Coastal Resorts Realty, L.L.C.                              North Carolina
Collection of Fine Properties, Inc.                         Colorado
Columbine Management Company, Inc.                          Colorado
Cove Management Services, Inc.                              California
First Resort Software, Inc.                                 Colorado
Hotel Corporation of the Pacific, Inc.                      Hawaii
Houston & O'Leary Company                                   Colorado
Howey Acquisition, Inc.                                     Florida
Maui Condominium & Home Realty, Inc.                        Hawaii
Plantation Resort Management, Inc.                          Delaware
Priscilla Murphy Realty, Inc.                               Florida
REP Holdings, Inc.                                          Hawaii
Realty Consultants, Inc.                                    Florida
Resort Property Management, Inc.                            Utah
Ridgepine, Inc.                                             Oregon
Ryan's Golden Eagle Management, Inc.                        Montana
S.I.I.K., Inc.                                              Florida
Scottsdale Resort Accommodations, Inc.                      Delaware
Telluride Resort Accommodations, Inc.                       Colorado
Ten Mile Holdings, Ltd.                                     Colorado
THE Management Company, Inc.                                Georgia
The Maury People, Inc.                                      Massachusetts
Tops'l Club of NW Florida, Inc.                             Florida
The Tops'l Group, Inc.                                      Florida
The Tops'l Sales Group, Inc.                                Florida
Trupp-Hodnett Enterprises, Inc.                             Georgia
Whistler Chalet Holding Corp                                Whistler, British Columbia, Canada
Whistler Chalets Ltd.                                       Whistler, British Columbia, Canada
Worthy Owner Rental Group, Inc.                             South Carolina